EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Greenwind NRG Inc. (the “Company”) on Form 10-K for the period ended October 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   February 12, 2014

/s/ Jerwin Alfiler
Jerwin Alfiler
President, Secretary, Treasurer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)